UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  March 26, 2013

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), or incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

GlaxoSmithKline plc (GSK) is scheduled to present data from Phase 1 and Phase 3 studies of umeclidinium/vilanterol (UMEC/VI), with proposed brand name of ANORO™ at the American Thoracic Society (ATS) International Conference held in Philadelphia, Pennsylvania from May 17-22, 2013.  In addition, GSK is scheduled to present data from Phase 3 studies of fluticasone furoate/vilanterol (FF/VI), with proposed brand names of RELVAR™ and BREO™, at ATS.  UMEC/VI is a combination of two investigational bronchodilator molecules - GSK573719 or UMEC, a long-acting muscarinic antagonist and VI, a long-acting beta2 agonist (LABA) for the treatment of chronic obstructive pulmonary disease (COPD).  FF/VI is an investigational once-daily inhaled corticosteroid/LABA combination treatment for the maintenance treatment of patients with COPD and patients with asthma.  FF/VI and UMEC/VI are in development under the LABA collaboration between GSK and Theravance, Inc.  Titles of the posters and presentations can be found on the ATS conference website.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: March 26, 2013	By:	/s/ Michael W. Aguiar

Michael W. Aguiar
Chief Financial Officer

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